Exhibit 99.1

PROS HOLDINGS REPORTS THIRD QUARTER 2008
FINANCIAL RESULTS

•                  Third quarter revenues of $19.3 million, an increase of 17% year-over-year

•                  GAAP income from operations of $3.4 million, an increase of 19% year-over-year

•                  Non-GAAP income from operations of $4.4 million, an increase of 35% year-over-year

•                  GAAP net income of $2.4 million or $0.09 per diluted share

•                  Non-GAAP net income of $3.0 million or $0.12 per diluted share

Houston, Texas — November 6, 2008 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue optimization science and software, today announced financial results for the third quarter ended September 30, 2008.

Revenues for the third quarter of 2008 were a record $19.3 million, a 17% increase over the third quarter of 2007.  License and implementation revenues were $13.7 million in the quarter, an increase of 18% from a year ago, and maintenance revenue was $5.6 million, up 17% from the third quarter of 2007.

Bert Winemiller, Chairman and CEO of PROS stated, “We are pleased that we have met the high end of our revenue target and exceeded our earnings per share target in the third quarter of 2008 and believe it was a solid performance given the current challenging economic environment.  These results are validation of PROS proven business model of delivering high-ROI pricing and margin optimization software products to our customers and our high-visibility revenue model. Our third quarter results reaffirm the value of PROS pricing and margin optimization software as a strategic innovation and a risk mitigation initiative when companies face uncertain unpredictable demand and volatile costs.  PROS proven track record, processes, and solutions are the keys to our success and drive our high level of customer satisfaction.”

For the quarter ended September 30, 2008, PROS reported income from operations, in accordance with accounting principles generally accepted in the United States of America (“GAAP”), of $3.4 million compared with $2.9 million for the same period in 2007.  GAAP net income in the quarter was $2.4 million, or $0.09 per diluted share, compared with $3.5 million, or $0.13 per diluted share, in the third quarter of 2007.  Included in our GAAP tax expense for the third quarter of 2007 is a benefit of a $1.1 million reversal of a valuation allowance previously recorded against our deferred tax assets.  In addition to the reversal of valuation allowance, the third quarter of 2007 benefited from the utilization of the Research and Experimentation (“R&E”) tax credit carryforwards and the availability of the R&E tax credits.

The effective GAAP and Non-GAAP tax rate was 35% in the third quarter of 2008 compared to an effective GAAP tax rate of (19%) and Non-GAAP tax rate of 20% in the third quarter of 2007.  In 2007, the Non GAAP tax rate reflects the reversal of the valuation allowance.  The GAAP effective tax rate would have been 20% without the benefit of the reversal of the valuation allowance.

In the third quarter of 2008, Non-GAAP income from operations was $4.4 million compared with $3.3 million for the same period in 2007.   Non-GAAP net income was $3.0 million, or $0.12 per diluted share, compared with Non-GAAP net income of $3.0 million, or $0.11 per diluted share in the third quarter of 2007.  These Non-GAAP figures in the third quarter of 2008 and 2007 exclude $1.0 million and $0.4 million, respectively, of SFAS 123R stock-based compensation charges.

For the third quarter of 2008, our diluted shares were 26.3 million compared with diluted shares of 26.2 million for the third quarter of 2007.

Charles Murphy, Executive Vice President and CFO stated, “Given the uncertainty of the global economic environment, we are very pleased with our operating results for the quarter.  Continued strong revenues in the quarter, combined with improvements in our gross margins on a year over year basis and lower operating expenses resulted in Non-GAAP operating margins of 23% and earnings per share of $0.12, which was above our guidance.  On October 3, 2008, the research and experimentation tax credit was renewed retroactive to January 1, 2008.  This credit reduces our annual effective tax rate to approximately 29% in 2008 and the cumulative effect on 2008 will be reflected in our fourth quarter GAAP results.  The R&E tax credit has been extended through December 2009.”

The attached table provides a reconciliation of GAAP to Non-GAAP income from operations and net income as well as net income per share available to common stockholders for the third quarter and the nine months ended September 30, 2008 and 2007.

Cash and equivalents were $48.1 million at the end of the third quarter of 2008, an increase of $3.7 million from December 31, 2007.  Since the commencement of the Company’s stock repurchase program, the Company has repurchased 286,100 shares for approximately $2.7 million as of September 30, 2008.

Financial Outlook

Based on information as of today, PROS is providing the following outlook for the fourth quarter of 2008 and for the full year:

Fourth Quarter of Fiscal Year 2008:

•                  The Company expects total revenue in the range of $19.6 million to $20.6 million.

•                  The Company is projecting GAAP income from operations of $3.0 million to $3.4 million; GAAP net income of $2.2 million to $2.5 million and GAAP diluted earnings per share of $0.08 to $0.09.

•                  The Company is projecting Non-GAAP income from operations of $4.1 million to $4.5 million.  Non-GAAP income from operations for the fourth quarter excludes estimated SFAS 123(R) stock-based compensation charges of approximately $1.1 million.

•                  The Company is projecting Non-GAAP net income of $3.0 million to $3.3 million and Non-GAAP diluted earnings per share of $0.11 to $0.12 based on an estimated weighted average of 26.5 million diluted shares outstanding.

Fiscal Year 2008:

•                  The Company expects total revenue in the range of $75.5 million to $76.5 million.

•                  The Company is projecting GAAP income from operations of $13.2 million to $13.6 million; GAAP net income of $10.2 million to $10.4 million and GAAP diluted earnings per share of $0.38 to $0.39.

•                  The Company is projecting Non-GAAP income from operations of $17.2 million to $17.6 million.  Non-GAAP income from operations for the full year excludes estimated SFAS 123(R) stock-based compensation charges of approximately $4.0 million.

•                  The Company is projecting Non-GAAP net income of $13.0 million to $13.3 million and Non-GAAP diluted earnings per share of $0.49 to $0.50 based on an estimated weighted average of 26.5 million diluted shares outstanding.

•                  The Company reaffirms bookings for 2008 to be in the range of $46 million to $51 million.

Conference Call

In conjunction with this announcement, PROS Holdings will host a conference call on November 6, 2008, at 5:00 p.m. (ET) to discuss the company’s financial results.  To access this call, dial (866) 711-8198 (domestic) or (617) 597-5327 (international).  The pass code for the call is 834409000.  Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international).  The replay pass code is 87033590.  An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and revenue optimization software products, specializing in price analytics, price execution, and price optimization.  By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance.  PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics.  PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100’s of simultaneous users and sub-second electronic transactions.  PROS provides professional services to configure its software products to meet the specific pricing needs of each customer.  PROS has implemented over 200 solutions across a range of industries in more than 40 countries.

Founded in 1985, PROS is headquartered in Houston, Texas.  Today, PROS has over 350 employees, more than 100 with advanced degrees and over 25 with Ph.D.s.  To learn more about PROS, please visit www.prospricing.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ future financial performance, penetration and expansion into target markets, product development, the demand for PROS solutions, the performance of PROS solutions, and the predictability of the PROS business. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) the risk that the continued slowdown in the economy has on PROS’ sales cycles, prospects’ and customers’ buying and spending decisions, (b) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (c) PROS’ ability to develop and sell new products and product enhancements with the required functionality desired, (d) the ability of the market for enterprise pricing and revenue optimization software to grow, (e) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business, (f) PROS’ ability to maintain its current level of gross margins, (g) PROS’ ability to maintain historical maintenance renewal rates, (h) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto,  and (i) PROS’ successful implementation of its solutions without modification or negotiation of contractual arrangements.  Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS’ expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP.  This information includes Non-GAAP income from operations, net income and diluted earnings per share.

PROS uses these Non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.  PROS believes that the use of these Non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results.   As noted, the Non-GAAP financial measures discussed above are stock-based compensation charges for the three and nine months ended September 30, 2008 of $1.0 million and $2.9 million, respectively, pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP measures to their most directly comparable GAAP financial measure as detailed above.  A reconciliation of GAAP to the Non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com

Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	September 30,	December 31,
	2008	2007

Assets:
Current assets:
Cash and cash equivalents	$48,052	$44,378
Accounts and unbilled receivables, net of allowance of $1,900 and $1,550 respectively	21,758	14,896
Prepaid expenses and other current assets	3,523	4,050
Total current assets	73,333	63,324
Property and equipment, net	3,124	3,063
Other long term assets, net	1,857	2,593
Total assets	$78,314	$68,980

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$2,027	$1,466
Accrued liabilities	2,369	2,904
Accrued payroll and other employee benefits	4,211	4,778
Deferred revenue	21,473	20,259
Other current liabilities	4,866	—
Total current liabilities	34,946	29,407
Long-term deferred revenue	1,993	5,885

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 30,078,841 and 29,926,529 shares issued, respectively, 25,945,701 and 26,079,489 shares outstanding respectively	30	30
Additional paid-in capital	56,576	53,361
Treasury stock, 4,133,140 and 3,847,040, respectively, common shares at cost	(11,638)	(8,938)
Accumulated deficit	(3,593)	(10,765)
Total stockholders’ equity	41,375	33,688
Total liabilities and stockholders’ equity	$78,314	$68,980

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007

Revenue:
License and implementation	$13,699	$11,661	$39,880	$30,578
Maintenance and support	5,592	4,769	15,943	13,719
Total revenue	19,291	16,430	55,823	44,297

Cost of revenue:
License and implementation	3,813	3,276	10,822	9,683
Maintenance and support	1,056	1,365	3,295	3,459
Total cost of revenue	4,869	4,641	14,117	13,142

Gross profit	14,422	11,789	41,706	31,155
Gross margin	74.8%	71.8%	74.7%	70.3%

Operating expenses:
Selling, general and administrative	5,787	4,606	16,505	11,531
Research and development	5,242	4,329	15,073	12,394
Total operating expenses	11,029	8,935	31,578	23,925

Income from operations	3,393	2,854	10,128	7,230

Other income (expense):
Interest income	261	506	985	1,101
Interest expense	—	(411)	—	(869)
Income before income tax provision	3,654	2,949	11,113	7,462
Income tax provision	1,295	(552)	3,941	398
Net income	2,359	3,501	7,172	7,064

Accretion of preferred stock	—	—	—	(82)

Net earnings attributable to common stockholders	$2,359	$3,501	$7,172	$6,982

Net earnings attributable to common stockholders per share:
Basic	$0.09	$0.14	$0.27	$0.32
Diluted	$0.09	$0.13	$0.27	$0.31

Weighted average number of shares:
Basic	26,186,582	25,681,570	26,187,677	22,038,459
Diluted	26,339,721	26,247,871	26,513,549	22,509,178

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - RECONCILIATION

 OF GAAP TO NON-GAAP

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007

Net income	$2,359	$3,501	$7,172	$7,064

GAAP SFAS 123(R) (Non-Cash Compensation):
Cost of revenue	141	77	463	158
Selling, general and administrative	574	236	1,564	504
Research and development	329	110	910	270
Total operating expenses	1,044	423	2,937	932

Deferred loan costs	—	397	—	397

Tax impact of SFAS 123(R) and deferred loan costs	(370)	(172)	(1,042)	(279)
Tax impact of valuation allowance	—	(1,138)	—	(1,138)
Total Non-GAAP tax impact	(370)	(1,310)	(1,042)	(1,417)

Non-GAAP net income	3,033	3,011	9,067	6,976

Accretion of preferred stock	—	—	—	(82)

Non-GAAP net earnings attributable to common stockholders	$3,033	$3,011	$9,067	$6,894

Basic	$0.12	$0.12	$0.35	$0.31
Diluted	$0.12	$0.11	$0.34	$0.31

Shares used in computing net income per common share:
Basic	26,186,582	25,681,570	26,187,677	22,038,459
Diluted	26,339,721	26,247,871	26,513,549	22,509,178

Income from operations	$3,393	$2,854	$10,128	$7,230

GAAP SFAS 123(R) (Non-Cash Compensation):	1,044	423	2,937	932

Non-GAAP income from operations	$4,437	$3,277	$13,065	$8,162

Non-GAAP income from operations %	23.0%	19.9%	23.4%	18.4%

GAAP - gross profit	$14,422	$11,789	$41,706	$31,155

GAAP SFAS 123(R) (Non-Cash Compensation):	141	77	463	158

Non-GAAP gross profit	$14,563	$11,866	$42,169	$31,313

Non-GAAP gross margin	75.5%	72.2%	75.5%	70.7%

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	For the Nine Months
	Ended September 30,
	2008	2007

Operating activities:
Net income	$7,172	$7,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	967	887
Noncash compensation	2,937	932
Deferred income taxes	(158)	(1,183)
Deferred financing costs	—	418
Provision for doubtful accounts, net	350	30
Changes in operating assets and liabilities:
Accounts receivable	(5,573)	(439)
Unbilled receivables	(1,802)	(723)
Prepaid expenses and other	353	(816)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(329)	(654)
Deferred revenue	3,419	1,242
Net cash provided by operating activities	7,336	6,758

Investing activities:
Purchases of property and equipment	(1,131)	(1,656)
Net cash used in investing activities	(1,131)	(1,656)

Financing activities:
Proceeds from long-term debt	—	20,000
Proceeds from initial public offering, net of underwriters’ costs	—	52,365
Dividend on common stock	—	(41,328)
Payments on long-term debt	—	(20,000)
Redemption of redeemable preferred stock	—	(17,365)
Proceeds from the exercise of stock options	279	685
Initial public offering costs	—	(1,569)
Secondary offering costs	(110)	—
Purchase of treasury stock	(2,700)	—
Deferred loan costs	—	(418)
Net cash used in financing activities	(2,531)	(7,630)
Net increase (decrease) in cash and cash equivalents	3,674	(2,528)
Cash and cash equivalents:
Beginning of period	44,378	42,540
End of period	$48,052	$40,012